EXHIBIT 13.1

CERTIFICATION PURSUANT TO RULE 13A-14(B) OR RULE 15D-14(B) AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report of Creative Technology Ltd. (the “Company”) on Form 20-F for the fiscal year ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Sim Wong Hoo, Chairman and Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sim Wong Hoo
Sim Wong Hoo Chief Executive Officer Date: November 16, 2007